UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2019

Mirati Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	MRTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 28, 2019, Mirati Therapeutics, Inc. (the “Company”) issued a press release announcing the first clinical data of a Phase 1/2 trial of MRTX849, an investigational KRAS G12C inhibitor, presented at the 2019 American Association for Cancer Research-National Cancer Institute-European Organisation for Research and Treatment of Cancer (“AACR-NCI-EORTC”) International Conference on Molecular Targets and Cancer Therapeutics in Boston, Massachusetts.

The ongoing Phase 1/2, first-in-human, open-label multicenter trial has enrolled 17 patients, including 10 patients with non-small cell lung cancer (“NSCLC”), four patients with colorectal cancer (“CRC”), and three patients with other tumor types. Five dose cohorts have been evaluated: 150 mg, 300 mg, 600 mg, and 1200 mg, taken orally once daily (“QD”), and 600 mg, taken orally twice daily (“BID”). The trial enrolled single patient dose escalation cohorts in an accelerated titration design. Trial objectives include evaluation of safety, tolerability, pharmacodynamics, pharmacokinetics (“PK”) and tumor response evaluated using RECIST v1.1 criteria.

As of the data cut-off date of October 11, 2019, 12 patients across all dose levels were evaluable for response with at least one radiographic scan.

•	At the highest dose (600 mg BID), three of five evaluable patients with NSCLC and one of two evaluable patients with CRC achieved a partial response (“PR”), and the remaining patients experienced stable disease (“SD”).

•	Across all dose levels, three of six patients with NSCLC and one of four patients with CRC achieved a PR. Two responding patients (one with NSCLC and one with CRC) achieved confirmed PRs, both with continuing tumor shrinkage following their first scan. The other two patients with PRs (both NSCLC) remain on study but have not yet had confirmatory scans.

•	Clinical PK data demonstrated that the dose of 600 mg BID results in drug levels that meet or exceed those likely to lead to full inhibition of KRAS G12C signaling.

•	Treatment duration across all dose levels ranged from 6.7- 38.6 weeks for patients with NSCLC and 9.9-30.1 weeks for patients with CRC as of the data cut-off.

Treatment-related adverse events were primarily grade 1 events. One patient experienced a dose-limiting toxicity (“DLT”) at the 1200 mg QD dose (capsule burden intolerance 12 capsules) and one patient experienced a DLT at the 600 mg BID dose (grade 3/4 isolated amylase/lipase increase). The maximum tolerated dose has not yet been established and further dose escalation may be explored. Enrollment into dose expansion at the 600 mg BID dose is underway. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 28, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2019	Mirati Therapeutics, Inc.

	By:	/s/ Jamie A. Donadio
Jamie A. Donadio
Senior Vice President and Chief Financial Officer